Exhibit 99.1



                                                Entergy Corporation
[Logo of Entergy]                               639 Loyola Avenue
                                                New Orleans, LA 70113

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                                                News
                                                Release


Date:        April 3, 2001

For Release: Immediate

Contact:     Yolanda Pollard (Media)    Nancy Morovich (Investor Relations)
             504-576-4238               504-576-5506
             ypollar@entergy.com        nmorovi@entergy.com


          Entergy Offers First Quarter Earnings Guidance



     (New Orleans) - In accordance with Regulation FD, Entergy

Corporation (NYSE: ETR) today indicated that it expects first quarter 2001 operational earnings per share to exceed by

10 to 15 percent the high end of current published earnings

consensus estimates primarily as a result of solid performance in

Entergy's competitive businesses.  Entergy expects operational earnings for the full year 2001 to be in the range of $3.00 to

$3.20, unchanged from its previously issued earnings guidance.

     Entergy plans to release first quarter earnings on Wednesday,

April 25, 2001.  A teleconference will be held at 10:00 CDST, and may be accessed by calling Premiere Conferencing at 913-981-4910 no more than 15 minutes prior to the start of the call.  The

confirmation number is 712190.  For seven days following the teleconference, a tape delay will be available and may be

accessed by dialing 719-457-0820.  The confirmation number is the same.  Internet users may also access the teleconference by

visiting Entergy's website at www.entergy.com.

     Entergy is a major global energy company with power

production, distribution operations and related diversified

services.  Entergy owns, manages, or invests in power plants generating more than 30,000 megawatts of electricity domestically and internationally, and delivers electricity to about 2.6 million customers in portions of Arkansas, Louisiana, Mississippi and

Texas.  Through Entergy-Koch, L.P., it is also a leading provider of wholesale energy marketing and trading services.



                               -30-


           Entergy's online address is www.entergy.com.


The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained in the foregoing release with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation may involve risks and uncertainties. Actual events and results may, for a variety of reasons, prove to be materially different from those indicated in these forward-looking statements, estimates and projections. Factors that could influence actual future outcomes include regulatory decisions, the effects of changes in law, the evolution of markets and competition, changes in accounting, weather, the performance of generating units, fuel prices and availability, financial markets, risks associated with businesses conducted in foreign countries, changes in business plan, the presence of competitors with greater financial resources and the impact of competitive products and pricing; the effect of the Entergy Corporation's policies, including the amount and rate of growth of Entergy Corporation's expenses; the continued availability to Entergy Corporation of adequate funding sources and changes in interest rates; delays or difficulties in the production, delivery or installation of products and the provision of services; and various legal, regulatory and litigation risks. Entergy Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Entergy Corporation's filings with the Securities and Exchange Commission.